EXHIBIT 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

The Board of Directors

Anadarko Petroleum Corporation:

We consent to the inclusion in the Anadarko Petroleum Corporation annual report on Form 10-K for the year ended December 31, 2006, and the incorporation by reference in the following registration statements on Form S-3 and S-8 (Nos. 33-8643, 33-30384), Form S-3 (Nos. 333-65915, 333-88147, 333-103102, 333-60496, 333-86356, 333-137183) and Form S-8 (Nos. 33-54485, 333-78301, 333-78303, 333-65420, 333-126520) of Anadarko Petroleum Corporation of our letters dated January 25, 2007 (addressing legacy Western Gas Resources reserves), February 1, 2007 (addressing legacy Kerr-McGee reserves) and February 1, 2007 (addressing legacy Anadarko reserves), relating to certain Anadarko Petroleum Corporation oil and gas properties as of December 31, 2006.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ DANNY D. SIMMONS
Danny D. Simmons, P.E.
Executive Vice President

Houston, Texas

February 23, 2007